EXHIBIT E

Nema Daghbandan

Kevin S. Kim (also TX)

Dennis R. Baranowski

Melissa C. Martorella

Jennifer Young

Steven E. Ernest (also TX, CO, OR, WA and IN)

Of Counsel

Marina Fineman

20 Pacifica, Suite 300

Irvine, CA 92618

Tel: (949) 379-2600

www.fortralaw.com

Kyle Z. Niewoehner

Jacoby R. Perez

Casey P. Busch

Madelaine Prescott (also NC and OH)

A. Nichole Moore (VA and DC only)

Brianna Milligan

Nazanin Javanmardi

Adam V. Arbonies

Carter E. Irwin

Anthony P. Diehl

Ricky S. Shah

January 08, 2026

Forte Investment Fund, LLC
58 Main Street, 2nd Floor,
Hackensack, New Jersey 07601

Re:	Opinion of Counsel Securities Qualified Under Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to Forte Investment Fund, LLC , a Delaware series limited liability company (the “Company”) in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof of the Company’s Offering Statement on Form 1-A (as mended or supplemented, the “Offering Statement”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), relating to the filing of the Offering Statement and the offering of the Company’s investor shares (“Investor Shares”). The Offering Statement includes offerings of various series of membership interests (each, a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement, prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of one series of the Company’s Interests (designated as the “Series Interests” on Schedule A to this opinion letter), as further described in the Offering Statement.

We assume that the Series Interests will be sold as described in the Offering Statement and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Series Interests (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

In rendering the opinion set forth below, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.

All Attorneys are admitted in California unless indicated in brackets

Additional admission indicated in brackets

January 08, 2026

Based on the foregoing, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Offering Circular, the Investor Shares will be validly issued and fully paid, and holders of the Investor Shares will have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Investor Shares.

Our opinion set forth herein is limited to the limited liability company law of the State of Delaware and to the extent that judicial and regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations for governmental authorities are relevant, to those required under such law. We express no opinion and make no representation with respect to any other laws or the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and Form 1-A and to any references to this firm in any prospectus contained therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other document or agreement involved with the issuance of the Investor Shares. We assume no obligation to advise you of facts, circumstances, events or developments which may hereafter be brought to our attention and which may alter, affect, or modify the opinions expressed herein.

Please feel free to contact me if you have any questions at the above contact information.

Very truly yours,

Fortra Law

/s/ Fortra Law

Fortra Law

SCHEDULE A

Series	Maximum Interests
Forte Series A LLC	1500